As filed with the Securities and Exchange Commission on May 5, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-454390
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street, Burbank, California 91521

(818) 560-1000

(Address of Principal Executive Offices) (Zip Code)

The Walt Disney Company/Pixar 1995 Stock Plan

The Walt Disney Company/Pixar 1995 Director Option Plan

The Walt Disney Company/Pixar 2004 Equity Incentive Plan

(Full Title of the Plan)

Alan N. Braverman

Senior Executive Vice President, General Counsel and Secretary

500 South Buena Vista Street, Burbank, California 91521

(Name and Address of Agent For Service)

(818) 560-1000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brian J. McCarthy, Esq.

Joseph J. Giunta, Esq.

Skadden, Arps, Slate, Meagher

& Flom LLP

300 South Grand Avenue

Los Angeles, California 90071

(213) 687-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.01, Issuable pursuant to the Pixar 1995 Stock Plan	24,799,353 shares	$8.94	$221,706,215.82	(2)	$23,722.57
Common Stock, par value $.01, Issuable pursuant to the Pixar 1995 Director Option Plan	916,951 shares	$11.19	$10,260,681.69	(2)	$1,097.89
Common Stock, par value $.01, Issuable pursuant to the Pixar 2004	22,939,591 shares	$23.33/28.03	$555,264,082.33	(3)	$59,413.26
Equity Incentive Plan	920,000 shares	$28.03	25,787,600	(4)	2,759.27
Total:	49,575,895 shares		$813,018,579.84		$86,992.99

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock that may become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based on the weighted average exercise price for outstanding options.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The 22,939,591 shares include 18,666,522 outstanding options and 4,273,069 shares available for grant pursuant to the Pixar 2004 Equity Incentive Plan. The price per share and aggregate offering price for 18,666,522 outstanding options are based on the weighted average exercise price of $23.33. The price per share and aggregate offering price for 4,273,069 shares available for grant are based on the average of the high and low prices per share of the registrant’s Common Stock as reported on the New York Stock Exchange on May 3, 2006, which was $28.03 per share.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The price per share and aggregate offering price for 920,000 shares issuable for outstanding restricted stock unit awards are based on the average of the high and low prices per share of the registrant’s Common Stock as reported on the New York Stock Exchange on May 3, 2006, which was $28.03 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement incorporates by reference the documents listed below that the registrant has previously filed with the Commission. They contain important information about the registrant and its financial condition.

•	the registrant’s annual report on Form 10-K for the fiscal year ended October 1, 2005, filed with the Commission on December 7, 2005;

•	the registrant’s quarterly report on Form 10-Q for the quarterly period ended December 31, 2005, filed with the Commission on February 6, 2006;

•	the registrant’s current report on Form 8-K/A dated March 12, 2005, filed with the Commission on October 6, 2005;

•	the registrant’s current report on Form 8-K dated December 2, 2005, filed with the Commission on December 2, 2005;

•	the registrant’s current report on Form 8-K dated December 15, 2005, filed with the Commission on December 16, 2005;

•	the registrant’s current report on Form 8-K dated December 30, 2005, filed with the Commission on January 3, 2006;

•	the registrant’s current report on Form 8-K dated January 24, 2006, filed with the Commission on January 26, 2006;

•	the registrant’s current report on Form 8-K dated February 6, 2006, filed with the Commission on February 10, 2006;

•	the registrant’s current report on Form 8-K dated February 16, 2006, filed with the Commission on February 17, 2006;

•	the registrant’s current report on Form 8-K/A dated December 1, 2005, filed with the Commission on March 14, 2006;

•	the registrant’s current report on Form 8-K dated February 22, 2006, filed with the Commission on April 3, 2006; and

•	the description of the registrant’s common stock contained in its registration statement on Form 8-A filed with the Commission on November 17, 1999 and any amendment or report filed with the Commission for the purpose of updating the description.

All reports and other documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

The registrant’s Restated Certificate of Incorporation and Bylaws, as amended to date, provide that the registrant shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant or by reason of the fact that such director or officer, at the request of the registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The registrant’s Restated Certificate of Incorporation and Bylaws further provide that (i) the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant or is serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of law, and (ii) the registrant may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere. The registrant’s Restated Certificate of Incorporation further provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

The registrant maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

The registrant has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to the registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of the registrant which is not approved by the Board of Directors of the registrant, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors. In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require the registrant to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy the registrant’s indemnification obligations under the Indemnification Agreements.

Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Article Ninth of the registrant’s Restated Certificate of Incorporation eliminates the liability of a director of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits.

The documents listed hereunder are filed as exhibits hereto.

Exhibit Number	Exhibit Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

10.1	The Walt Disney Company/Pixar 1995 Stock Plan

10.2	The Walt Disney Company/Pixar 1995 Director Option Plan

10.3	The Walt Disney Company/Pixar 2004 Equity Incentive Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of the Registration Statement)

Item 9. Undertakings

(1) The undersigned registrant hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on this 5th day of May, 2006.

THE WALT DISNEY COMPANY

By:	/s/ ALAN N. BRAVERMAN
Name:	Alan N. Braverman
Title:	Senior Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas O. Staggs, Alan N. Braverman, and Roger J. Patterson, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated below on May 5, 2006:

Signature	Title

/s/ ROBERT A. IGER Robert A. Iger	President and Chief Executive Officer, Director

/s/ THOMAS O. STAGGS Thomas O. Staggs	Senior Executive Vice President and Chief Financial Officer

/s/ BRENT WOODFORD Brent Woodford	Senior Vice President—Planning and Control (Principal Accounting Officer)

/s/ GEORGE J. MITCHELL George J. Mitchell	Chairman of the Board

/s/ JOHN E. BRYSON John E. Bryson	Director

/s/ JOHN S. CHEN John S. Chen	Director

/s/ JUDITH L. ESTRIN Judith L. Estrin	Director

/s/ FRED H. LANGHAMMER Fred H. Langhammer	Director

Signature	Title

/s/ AYLWIN B. LEWIS Aylwin B. Lewis	Director

/s/ MONICA C. LOZANO Monica C. Lozano	Director

/s/ ROBERT W. MATSCHULLAT Robert W. Matschullat	Director

/s/ LEO J. O’DONOVAN, S.J. Leo J. O’Donovan, S.J.	Director

/s/ JOHN E. PEPPER, JR. John E. Pepper, Jr.	Director

/s/ ORIN C. SMITH Orin C. Smith	Director

/s/ GARY L. WILSON Gary L. Wilson	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

10.1	The Walt Disney Company/Pixar 1995 Stock Plan

10.2	The Walt Disney Company/Pixar 1995 Director Option Plan

10.3	The Walt Disney Company/Pixar 2004 Equity Incentive Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of the Registration Statement)